                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37737

                             PROSPECTUS SUPPLEMENT
                            DATED FEBRUARY 22, 1999
                   TO THE PROSPECTUS DATED NOVEMBER 14, 1997

                       ALTERNATIVE LIVING SERVICES, INC.

     Alternative Living Services, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated November 14, 1997 relating to the Company's $50,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due 2004 (the "Debentures"), issued in a private placement on May 21, 1997 and the 2,469,136 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

     The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:

                                                       PRINCIPAL          PRINCIPAL
                                                        AMOUNT             AMOUNT
                                                          OF                 OF
                                                      DEBENTURES         DEBENTURES        PERCENT OF
                                                     BENEFICIALLY       THAT MAY BE       OUTSTANDING
NAME                                                    OWNED               SOLD           DEBENTURES
----                                                 ------------       -----------       -----------
Forum Capital Markets LLC*.........................    $400,000           $400,000             **

------------------

* As disclosed in a Prospectus Supplement dated July 8, 1998, Forum Capital Markets LLC is also offering for sale, pursuant to the Prospectus, Debentures in the principal amount of $690,000 (all or a portion of which may have already been sold), representing 1.4% of the outstanding Debentures.

** Less than 1%